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Exhibit 99.1


PRESS RELEASE                                     Source: Armor Enterprises Inc.


ARMOR ELECTRIC, INC. ANNOUNCES PRIVATE PLACEMENT TRANSACTION OF 5,000,000 UNITS Wednesday February 23, 1:49 pm ET


SOLANA BEACH, Calif., Feb. 23, 2005 (PRIMEZONE) -- Armor Electric, Inc. is pleased to announce that it has concluded a private placement of $500,000. The Company will issue 5,000,000 units, each unit consisting of one share and one share purchase warrant. Each warrant can be exercised at the price of $0.15 to purchase one share of the Company and has an expiration date of February 22, 2012.

If all of the warrants are exercised, the amount of financing received by Armor Electric, Inc. will be $1.25 million.

About Armor Electric, Inc.

Armor Electric, Inc. is a leader in the design, manufacture, and distribution of electric battery power drive systems for land and water vehicles.

To learn more about Armor Electric, Inc. please visit us at http://www.armorelectric.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements. Such statements are indicated by words or phrases such as "believe", "will", "breakthrough", "significant", "indicated", "feel", "revolutionary", "should", "ideal", "extremely" and "excited". These statements are made under "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those described in forward-looking statements and are subject to risks and uncertainties. See the Company's filings with the Securities and Exchange Commission including, without limitation, the Company's recent Form 10-K and Form 10-Qs, which identify specific factors that may cause actual results or events to differ materially from those described in the forward-looking statements.

For further information please contact: Investor Relations e. acg01@cablelan.net


CONTACT:

Merrill Moses
(858) 481-2929
______________________________
Source: Armor Enterprises Inc.